Exhibit 10.31

AMENDMENT TO SOUTH ALABAMA BANCORPORATION, INC.

2001 INCENTIVE COMPENSATION PLAN

The South Alabama Bancorporation, Inc. 2001 Incentive Compensation Plan (the “Plan”) is hereby amended and modified as follows:

1. Section 1.3(a) is deleted in its entirety, and the following is substituted in lieu thereof:

“The aggregate number of shares of Common Stock with respect to which Options, Stock Appreciation Rights, and Restricted Stock Awards may be granted shall not exceed 500,000 shares of Common Stock, subject to adjustment in accordance with Section 5.1.”

Except to the extent modified by the foregoing, the Plan shall remain in full force and effect as originally adopted.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by its duly authorized officer this 17th day of May, 2007.

BANCTRUST FINANCIAL GROUP, INC.
(formerly South Alabama Bancorporation, Inc.)

By:	/s/ W. BIBB LAMAR, JR.
W. Bibb Lamar, Jr.
As its President and Chief Executive Officer